AMENDMENT NO. 2 TO INVESTMENT SUBADVISORY AGREEMENT

This AMENDMENT NO. 2 TO INVESTMENT SUBADVISORY AGREEMENT
(“Amendment”) is made effective as of the 27th day of May, 2022, by and among AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. (the “Advisor”) a Delaware corporation, and NOMURA CORPORATE RESEARCH AND ASSET MANAGEMENT, INC. (the
“Subadvisor”), a Delaware corporation.

WHEREAS, the Advisor and Subadvisor are parties to an Investment Subadvisory Agreement dated May 8, 2017, as amended (“Agreement”); and

WHEREAS, effective as of the date of this Amendment, the NT High Income Fund will merge into the High Income Fund;

WHEREAS, the parties desire to update Appendix A to the Agreement to reflect the merger;

WHEREAS, the parties now desire and the Board of Trustees of the Funds has determined that it is advisable to modify the Agreement as provided herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

1.Appendix A. Appendix A to the Agreement is hereby deleted in its entirety and replaced with the Appendix A attached hereto.

2.Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

3.Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4.Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unchanged and continue to be in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below effective as of the day and year first written above.

AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. By: /s/ Margie Morrison Name: Margie Morrison Title: Senior Vice President	NOMURA CORPORATE RESEARCH AND ASSET MANAGEMENT, INC. By: /s/ David Crall Name: David Crall Title: Chief Executive Officer and Chief Investment Officer

APPENDIX A

FUNDS AND APPLICABLE FEES

FUND	APPLICABLE FEE
High Income Fund